UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2007
Date of Report (Date of earliest event reported)

BIOENVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31787	13-4025857
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor, New York, NY 10154

(Address of principal executive offices) (Zip Code)

(212) 750-6700

(Registrant’s telephone number)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 26, 2007, Bioenvision, Inc. (the “Company”) issued a press release reporting that the Company was served with a purported class action lawsuit filed on July 13, 2007, by a purported shareholder of the Company in the United States District Court for the Southern District of New York, docketed as Bert Vladimir v. Bioenvision, Inc., Christopher B. Wood and James S. Scibetta, 07 Civ. 6416.  The lawsuit purports to be brought individually and on behalf of all sellers of the Company’s common stock during the period from May 1, 2007 through May 28, 2007.  A copy of the complaint is attached as Exhibit 99.1 hereto and is incorporated by reference herein.  The press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit 99.1

Complaint filed by Bert Vladimir, individually and on behalf of all others similarly situated, against Bioenvision, Inc., Christopher B. Wood and James S. Scibetta, defendants, filed July 13, 2007, in the United States District Court for the Southern District of New York.

Exhibit 99.2	Press release, dated July 26, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioenvision, Inc.

Date: July 27, 2007
	By:	/s/ Christopher B. Wood
		Name:	Christopher B. Wood
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1

Complaint filed by Bert Vladimir, individually and on behalf of all others similarly situated, against Bioenvision, Inc., Christopher B. Wood and James S. Scibetta, defendants, filed July 13, 2007, in the United States District Court for the Southern District of New York

Exhibit 99.2	Press release, dated July 26, 2007.